THIS LOAN AGREEMENT (the “Loan Agreement”) is dated as of the 13th day of February, 2009

AMONG:

MAVERICK MINERALS CORPORATION, a Nevada corporation with an address for business at 2501 Lansdowne Ave, Saskatoon, Saskatchewan, Canada, S7J 1H3

(the “Borrower”)

AND:

SENERGY PARTNERS LLC, a limited liability company with an address for business at 2245 N. Green Valley Pkwy, Ste. 429, Henderson, Nevada 89014

(the “Lender”)

WHEREAS:

A. The Lender has agreed to establish in favour of the Borrower a revolving loan for in the aggregate amount of up to $1,000,000 (the “Loan”), subject to, among other things, the execution and delivery of this Loan Agreement; and

B. The Lender and Borrower are entering into this Loan Agreement to provide for the terms of the Loan established in favour of the Borrower.

THEREFORE, for value received, and intending to be legally bound by this Loan Agreement, the parties agree as follows:

ARTICLE 1
DEFINED TERMS

1.1 Defined Terms

     In this Loan Agreement, unless something in the subject matter or context is inconsistent therewith:

(a)	“Advance” means an advance on account of the Loan;

(b)

“Applicable Law” means all public laws, statutes, ordinances, decrees, judgments, codes, standards, acts, orders, by-laws, rules, regulations, official body consents, permits, binding policies and guidelines, and requirements of any Governmental Authority, which now or hereafter may be lawfully applicable to and enforceable against the Borrower or its property or any part thereof.

(c)	“Borrower” means Maverick Minerals Corporation.

(d)	“Business Day” means a day of the year, other than Saturday or Sunday, on which banks are open for business in Saskatoon, Saskatchewan.

(e)	“Closing Date” means February 13th, 2009 or such later date as agreed by the Lender and the Borrower.

(f)	“Debt Settlement Agreement” means the debt settlement agreement dated as of February 10th, 2009 between the Borrower and the Lender attached as Schedule “B” hereto;

(g)

“Encumbrances” means and includes any mortgage, charge, hypothec, privilege, pledge, security interest, lien, claim and encumbrance of any nature whatsoever or howsoever arising in respect of or affecting any Property, and includes any renewals or extensions thereof, which is not effectually postponed, subordinated or waived in favour of the indebtedness and liability from time to time in respect of the Loans.

(h)	“Event of Default” has the meaning defined in Section 7.1.

(i)	“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

(j)

“Governmental Authority” means, when used with respect to any person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board, or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such person is incorporated or otherwise created or established or in which such person has any Property or carries on business, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

(k)

“Interest Rate” means 8% per annum calculated and compounded monthly, not in advance as well after as before maturity, default and judgment on the outstanding daily balance of the Loan based on the number of days elapsed in a 365 day year;

(l)	“Lender” means Senergy Partners LLC.

(m)	“Loan” means the revolving loan in the maximum principal amount of $1,000,000.

(n)	“Maturity Date” means December 31, 2012, unless sooner determined due to the occurrence of an Event of Default;

(o)

“Material Adverse Effect” means a material adverse effect (or a series of adverse effects, none of which is material in and of itself but which, cumulatively, (i) constitutes a material adverse change in the business, operations, financial condition or properties of the Borrower taken as a whole; (ii) that materially impairs the ability of the Borrower to timely and fully perform its obligations under the Loan Agreement, or (iii) that materially impairs the ability of the Lender to enforce its rights and remedies under this Loan Agreement.

(p)

“Obligations” means all obligations of the Borrower to the Lender under or in connection with this Loan Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent at any time owing by the Borrower to the Lender or remaining unpaid by the Borrower to the Lender or in connection with this Loan Agreement, whether arising from dealings between the Lender and the Borrower or from any other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Borrower under or in connection with this Loan Agreement, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses.

(q)	“Permits” means licenses, authorizations, consents, certificates, registrations, exemptions, permits and other approvals, obtained from or required by a Governmental Authority.

(r)	“Permitted Encumbrances” means, with respect to any Person, the following:

(i)

Encumbrances for taxes, rates, assessments or other charges of Governmental Authorities, charges or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and for which adequate reserves have been established in accordance with GAAP;

(ii)

undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the Lender has been given notice, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person;

(iii)

to the extent a security interest is constituted or created thereby, any right of first refusal in favour of any person granted in the ordinary course of business with respect to the properties of the Borrower, which in the aggregate do not detract materially from the value of any part of the Property of the Borrower or its use in the operations of the Borrower;

(iv)

any interest of a third party under any pooling, unit development, overriding royalty, net profits interest, carried interest, reversionary interest or operating agreement affecting mineral or other natural resource rights entered into in the ordinary course of business between arm’s length third parties on reasonable commercial terms; and

(v)	other Encumbrances expressly agreed to in writing by the Lender,

provided that nothing in this definition or this Loan Agreement shall (A) be construed as evidencing an intention or agreement on the part of the Lender that the Obligations hereunder be or have been subordinated to any such Permitted Encumbrance, or (B) cause any such subordination to occur.

(s)

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof;

(t)	“Property” means, with respect to any person, any or all of its undertaking, property and assets.

(u)

“Securities Laws” means all applicable securities laws in the relevant jurisdictions and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions.

(v)

“Security Documents” means the security documents set out in Section 8.1 to this Agreement and any other security document from time to time taken by the Lender from the Borrower as security for the payment, observance and performance of the Loan in whole or in part;

(w)

“Taxes” means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar governmental impositions payable, levied, collected, withheld or assessed as of the date of this Loan Agreement or at any time in the future, and “Tax” shall have a corresponding meaning.

(x)

“Loan Agreement”, “Agreement”, “hereof”, “herein”, “hereto”, “hereunder” or similar expressions mean this Loan Agreement and any Schedules hereto, as amended, supplemented, restated and replaced from time to time.

(y)	“$”, “US Dollars” and “USD$” mean lawful money of the United States.

1.2 Headings and Table of Contents

     The headings of the Articles, Sections, subsections and paragraphs hereof and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Loan Agreement.

1.3 Accounting Terms

     Each accounting term used in this Loan Agreement, unless otherwise defined or interpreted herein, has the meaning assigned to it under GAAP.

1.4 Number, Gender, Contractual Instruments

     Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa and words importing any gender include all genders. References to Loan Agreement shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

ARTICLE 2
LOAN

2.1 Amount

     Upon and subject to the terms and conditions of this Loan Agreement, the Lender hereby irrevocably agrees to immediately establish the Loan for the use and benefit of the Borrower.

2.2 Purpose

     The Loan will be made available to the Borrower for the purposes set out in Schedule “A” hereto and for no other purpose without the prior written consent of the Lender.

2.3 Time and Place of Payments

     Unless otherwise expressly provided herein, the Borrower shall make all payments pursuant to this Agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by delivery of a cheque or wire transfer to the Lender before 1:00 p.m. (Saskatoon time) on the day specified for payment. Any such payment received on the day specified for such payment but after 1:00 p.m. (Saskatoon time) thereon shall be deemed to have been received prior to 1:00 p.m. (Saskatoon time) on the Business Day immediately following such day specified for payment.

2.4 Debt Settlement Agreement

     In consideration of the Lender entering into this Loan Agreement, the Borrower has agreed to enter into the Debt Settlement Agreement.

ARTICLE 3
PAYMENTS, PREPAYMENTS AND INTEREST

3.1 Evidence of Indebtedness

     The Obligations resulting from the Loan, including all payments of interest and payments of principal by the Borrower, shall be evidenced by records maintained by the Lender. The records maintained by the Lender shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto. The failure of the Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrower to pay the Obligations in accordance with this Loan Agreement.

3.2 Term and Repayment

     The outstanding principal amount of the Loan together with all accrued and unpaid interest and all other amounts outstanding hereunder shall become due and payable in full on the Maturity Date unless sooner determined by the Lender due to the occurrence of an Event of Default.

3.3 Voluntary Prepayments

     Subject to giving the Lender not less than 10 Business Days’ prior written notice, the Borrower may from time to time prepay the Loans in whole or in part without penalty.

3.4 Interest

     The outstanding daily principal balance of the Loan will bear interest at the applicable Interest Rate until paid in full.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Borrower

     The Borrower represents and warrants to the Lender as specified below.

(a)	Corporate and Securities Matters

(i)

Due Incorporation, Etc. The Borrower is incorporated under the laws of the state of Nevada and is a corporation duly incorporated and organized and validly subsisting under the laws of the jurisdiction of its incorporation and is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required to the extent that it is material. The Borrower has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and as proposed to be conducted and to otherwise enter into, and carry out the transactions contemplated by this Loan Agreement.

(ii)

Due Authorization. The entering into and the performance by the Borrower of this Loan Agreement (i) has been duly authorized by all necessary corporate action on its part, (ii) do not and will not violate its constating documents, any Applicable Law, any Permit or any Contract to which it is a party, and (iii) will not result in the creation of any Encumbrance on any of its Property, will not require it to create any Encumbrance on any of its Property and will not result in the forfeiture of any of its Property.

(iii)

No Restrictions in Constating Documents. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated herein and therein do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of the constating documents or by-laws of, or any unanimous shareholder agreement or declaration relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or by which the Borrower benefits or to which any of its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which any of its property is subject and do not require the consent or approval of any other party or any governmental body, agency or authority.

(iv)

Due Execution, Etc. The Loan Agreement have been or will be duly executed and delivered by it and constitute legal, valid and binding obligations enforceable against it in accordance with its respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

(b)	Ownership of Assets and Properties

The Borrower does not warrant title to its assets but represents and warrants that except for Permitted Encumbrances, the material assets of the Borrower are free and clear of any liens, royalties, production payments, charges, adverse claims, demands or encumbrances created by, through or under the Borrower.

4.2 Representations and Warranties of the Lender

     The Lender represents and warrants to the Borrower as specified below.

(a)	Corporate and Securities Matters

	(i)	Due Incorporation, Etc. The Lender is incorporated under the laws of the state of Nevada and is a limited liability corporation duly incorporated and organized and validly subsisting under the laws of the jurisdiction of its incorporation and is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required to the extent that it is material. The Lender has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and as proposed to be conducted and to otherwise enter into, and carry out the transactions contemplated by this Loan Agreement.

(ii)

Due Authorization. The entering into and the performance by the Lender of this Loan Agreement (i) has been duly authorized by all necessary corporate action on its part, and (ii) do not and will not violate its constating documents, any Applicable Law, any Permit or any contract to which it is a party.

(iii)

No Restrictions in Constating Documents. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated herein and therein do not and will not conflict with, result in any breach or violation of, or constitute a default under, the terms, conditions or provisions of the constating documents or by-laws of, or any unanimous shareholder agreement or declaration relating to, the Lender or of any law, regulation, judgment, decree or order binding on or applicable to the Lender or by which the Lender benefits or to which any of its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Lender is a party or is otherwise bound or by which the Lender benefits or to which any of its property is subject and do not require the consent or approval of any other party or any governmental body, agency or authority.

(iv)

Due Execution, Etc. The Loan Agreement have been or will be duly executed and delivered by it and constitute legal, valid and binding obligations enforceable against it in accordance with its respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

4.3 Survival of Representations and Warranties

     Unless expressly stated to be made as of a specific date, the representations and warranties made in this Loan Agreement shall survive the execution of this Loan Agreement notwithstanding any investigation made at any time by or on behalf of the Lender.

ARTICLE 5
COVENANTS

5.1 Affirmative Covenants

     The Borrower hereby covenants and agrees with the Lender that, until repayment in full by the Borrower to the Lender of all Obligations and unless the Lender otherwise expressly consents in writing, such consent not to be unreasonably withheld:

(a)	Prompt Payment

The Borrower shall duly and punctually pay or cause to be paid to the Lender all amounts payable under this Loan Agreement at the dates and places, in the currencies and in the manner mentioned herein.

(b)	Use of Proceeds

The Borrower shall apply all of the proceeds of the Loan for the purposes set out in Section 2.2 hereof.

5.2 Restrictive Covenants

     During the term of this Loan Agreement, the Borrower shall not do any of the things specified in this Section without the prior written consent of the Lender, which shall not be unreasonably withheld.

(a)	Encumbrances

The Borrower shall not create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its material Property, except for Permitted Encumbrances.

(b)	Limit on Senior Debt or Further Subordinate Debt

The Borrower shall not, without the prior written consent of the Lender, incur, assume or suffer to exist any indebtedness other than indebtedness to unsecured trade creditors which is incurred in the ordinary course of business.

ARTICLE 6
CLOSING DELIVERIES

6.1 Closing Deliveries

     On or after the Closing Date, the Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender upon request by the Lender, a resolution of the board of directors of the Borrower authorizing the Borrower to execute, deliver and perform its obligations under this Loan Agreement:

6.2 Waiver

     The terms and conditions of Section 6.1 are inserted for the sole benefit of the Lender and the Lender may waive them in whole or in part, with or without terms or conditions, in respect of any extension of credit, without prejudicing the Lender’s right to assert them in whole or in part in respect of any other extension of credit.

ARTICLE 7
DEFAULT

7.1 Events of Default

     Each of the following events shall constitute an Event of Default under this Loan Agreement:

(a)	the Borrower fails to pay any amount of principal when due; or

(b)	the Borrower fails to pay any amount of interest when due or, to pay fees within five (5) Business Days of when due; or

(c)	the Borrower ceases or threatens to cease to carry on its business, except as expressly permitted in this Loan Agreement, or admits its inability or fails to pay its debts generally; or

(d)

the Borrower becomes a bankrupt (voluntarily or involuntarily); or becomes subject to any proceeding seeking liquidation, arrangement, relief of creditors or the appointment of a receiver or trustee over, or any judgment or order which has or might have a Material Adverse Effect, and such proceeding, if instituted against the Borrower, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 30 days of its commencement or issuance; or

(e)

if any representation or warranty made by the Borrower in this agreement or in any other document, agreement or instrument delivered pursuant hereto or referred to herein or any information furnished in writing to the Lender by the Borrower proves to have been incorrect in any material respect when made or furnished, and such Event of Default, to the extent curable, has not been cured within ten (10) Business Days after written notice to do so has been given by the Lender to the Borrower; or

(f)

the breach or failure of due observance or performance by the Borrower of any covenant or provision of this Loan Agreement, other than those heretofore dealt with in this Section 7.1 or of any other document, agreement or instrument delivered pursuant hereto or referred to herein which is not remedied by the Borrower within ten (10) Business Days after written notice to do so has been given by the Lender to the Borrower, unless permitted to do so by the Lender.

7.2 Acceleration and Termination of Rights

     If any Event of Default occurs, the Lender may give notice to the Borrower declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

7.3 Remedies

     Upon the occurrence of any event by which any of the Obligations become due and payable under Section 7.2, the Lender may take such action or proceedings on behalf of the Lender and in compliance with Applicable Law as the Lender in its sole discretion deems expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

7.4 Remedies Cumulative

     The rights and remedies of the Lender under the Loan Agreement are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition of the Loan Agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for the same default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or Loan Agreement herein contained, and any indulgence granted by the Lender shall be deemed not to be a waiver of any subsequent default.

ARTICLE 8
SECURITY

8.1 As security for payment, observance and performance of the Borrower’s Obligations, the Borrower agrees to execute and deliver (and cause each Other Obligant to execute and deliver), inter alia, the following documents (collectively, the “Security Documents”) in a form and manner satisfactory to the Lender and the Lender’s solicitors such security as the Lender may reasonably require from time to time. Each Security Document is given as additional, concurrent and collateral security to the remainder of the Security Documents and will not operate to merge novate or discharge the Borrower’s Indebtedness or any of the other Security Documents. The execution and delivery of each Security Document will not in any way suspend or affect the present or future rights and remedies of the Lender in respect of the Borrower’s Indebtedness, or the other Security Documents. No action or judgment taken by the Lender in respect of any of the Security Documents or with respect to the Borrower’s Indebtedness will affect the liability of the Borrower hereunder and nothing but the actual payment in full by the Borrower to the Lender of the Borrower’s Indebtedness will discharge the Borrower or any of the Security Documents.

ARTICLE 9
CONDITIONS PRECEDENT TO EACH ADVANCE UNDER THE LOAN

9.1 The Lender’s obligation to make any Advance is subject to the following conditions precedent having been met to the Lender’s sole satisfaction or waived by the Lender in writing at the time of that Advance, namely:

(a)	the Lender having received a properly executed original of this Loan Agreement and any Security Documents then in effect;

(b)	the Borrower’s representations and warranties contained herein and in the Security Documents then in effect then being true and correct in all material respects;

(c)	the Borrower having entered into the Debt Settlement Agreement with the Lender in substantially the form attached hereto as Schedule “B”;

(d)	there then being no outstanding Default or Event of Default and no outstanding condition, event or act which with or without the giving of notice could become an Event of Default; and

(e)	there then being no outstanding condition, event or act which has had or would reasonably be expected to have a Material Adverse Effect.

ARTICLE 10
MISCELLANEOUS PROVISIONS

10.1 Amendment, Supplement or Waiver

     Any amendment or supplement to this Loan Agreement shall require the written consent of the other parties. No waiver or act or omission of the Borrower or the Lender, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a party of any provision of this Loan Agreement or the rights resulting thereof.

10.2 Governing Law

     The Loan Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Saskatchewan. Each party to this Loan Agreement hereby irrevocably and unconditionally attorns and submits to the non-exclusive jurisdiction of the courts of Saskatchewan and all courts competent to hear appeals therefrom.

10.3 Address for Notice

     Unless otherwise provided in this Loan Agreement, all notices, consents, acknowledgements, directions, resolutions, waivers and other communications required or permitted to be given under this Loan Agreement shall be in writing and shall be sent by overnight courier service, facsimile or other means of electronic mail transfer, or personal delivery, addressed to the party for whom it is intended as follows:

(a)	if to the Borrower:

Maverick Minerals Corporation
2501 Lansdowne Ave
Saskatoon, Saskatchewan
S7J 1H3

Attention: R. Kinloch
Facsimile No.: (306) 343-0888

with a copy to:

Clark Wilson LLP
800 – 855 West Georgia Street
Vancouver, British Columbia
V6C 3H1

Attention: Conrad Y. Nest
Facsimile No.: (604) 687 6314

(b)	if to the Lender:

SENERGY PARTNERS LLC.
2245 N. Green Valley Pkwy, Ste. 429
Henderson, Nevada
89014

Attention: Donna Rose
Facsimile No.: (208) 330-7137

with a copy to:

DAVID P. STEINER
David Steiner & Associates PLC
1925 Century Park E Ste 2350
Los Angeles, CA 90067-2737

Attention: David Steiner
Facsimile No.: (310) 556-0336

or such other address most recently specified by such party by notice given in accordance with this Section 10.3 to the party hereto giving the notice or written communication. Any notice, demand or communication pursuant to or relating to this Loan Agreement shall be conclusively deemed to be given and received, if delivered, on the day on which it is delivered to the address of the party to be notified or, if given by facsimile or other similar form of telecommunication, on the next Business Day following such transmission.

10.4 Time of the Essence

     Time shall be of the essence of this Loan Agreement.

10.5 Further Assurances

     The parties hereto shall do all such further acts and execute and deliver all such further documents as may be necessary or desirable in order to fully perform and carry out the purpose and intent of the Loan Agreement.

10.6 Counterparts and Facsimile

     This Loan Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same Loan Agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Loan Agreement shall be deemed to be valid execution and delivery of this Loan Agreement.

10.7 Entire Loan Agreement

     This Loan Agreement constitutes the entire Loan Agreement between the parties hereto concerning the matters addressed in this Loan Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

10.8 Independent Legal Advice

     The parties hereto each represent, warrant and agree that each has received independent legal advice from their respective attorneys with respect to the terms of the Loan Agreement and with respect to the advisability of entering into this Loan Agreement.

10.9 Successors

     This Loan Agreement and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Loan Agreement and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Loan Agreement and further may assign, or sell participations in, all or any part of the Loan or any other interest herein to another person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     WITNESS OF WHICH, the parties have executed this Loan Agreement as at the day first written above.

MAVERICK MINERALS CORPORATION

By:
Authorized Signatory

SENERGY PARTNERS LLC

By:
Authorized Signatory

SCHEDULE A

Plan of Operation

Maverick Minerals Corporation (the “Company”) plans to continue to evaluate joint venture opportunities and oil and gas development and production prospects in West Texas and North West Texas and Saskatchewan. The Company expects to continue its evaluation of joint venture production and development opportunities in North West Texas.

Based on the Company’s plan of operation outlined above, the Company intends to use proceeds of the Loan for the following expenses during the term of the Loan:

Loan Purposes
General, Administrative and Corporate Expenses
Consulting and Due Diligence, Texas and Saskatchewan
Professional Fees
Joint Venture Programs

SCHEDULE B

Debt Settlement and Subscription Agreement